Exhibit 10.2
EXECUTION COPY

SECOND AMENDED AND RESTATED
PLEDGE AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Security Agreement”) is entered into as of February 13, 2014 by and among MERITOR, INC., an Indiana corporation (formerly known as ArvinMeritor, Inc.) (the “Company”), the Subsidiaries of the Company identified on the signature pages hereto (together with the Company, the “Initial Grantors”), and any additional Subsidiaries of the Company, whether now existing or hereafter formed which become parties to this Security Agreement by executing a Security Agreement Supplement hereto in substantially the form of Annex I (such additional Subsidiaries, together with the Initial Grantors, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”), for the benefit of the Holders of Secured Obligations (as defined in the Credit Agreement referred to below).

PRELIMINARY STATEMENT
WHEREAS, pursuant to that certain Second Amendment and Restatement Agreement of even date herewith, the Company, ArvinMeritor Finance Ireland (the “Subsidiary Borrower” and, collectively with the Company, the “Borrowers”), the financial institutions party thereto and the Administrative Agent have agreed to enter into that certain Second Amended and Restated Credit Agreement dated of even date herewith among the Borrowers, the financial institutions party thereto (the “Lenders”) and the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Credit Agreement, among other things, (i) amends and restates in its entirety the Existing Credit Agreement (as defined in the Credit Agreement); (ii) re-evidences outstanding obligations of the Borrowers party to the Existing Credit Agreement and (iii) provides, subject to the terms and conditions thereof, for future extensions from time to time of credit and other financial accommodations to be made by the Lenders to or for the benefit of the Borrowers and their respective Subsidiaries;
WHEREAS, in connection with the Existing Credit Agreement, each of the Grantors (including as successors by merger or otherwise) (collectively, the “Existing Grantors”) and the Administrative Agent have entered into that certain Amended and Restated Pledge and Security Agreement, dated as of April 23, 2012 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Security Agreement”), and pursuant to which each Existing Grantor granted a security interest in all or substantially all of its personal property and pledged and, to the extent applicable, reaffirmed its prior pledge of, its capital stock, membership interests or partnership interests in certain of its Subsidiaries to the Agent;
WHEREAS, the parties hereto wish to amend and restate the Existing Security Agreement in its entirety;
WHEREAS, each Grantor has agreed to grant, and in the case of any Initial Grantor, reaffirm its prior grant of, a security interest in all or substantially all of its personal property and to pledge, and in the case of any Initial Grantor, reaffirm its prior pledge of, its capital stock, membership interests or partnership interests in certain of its Subsidiaries to the Administrative Agent for the benefit of the Holders of Secured Obligations, as security for the Secured Obligations as set forth herein;
WHEREAS, it is the intention of the parties hereto that this Security Agreement be merely an amendment and restatement of the Existing Security Agreement and not constitute a novation of the grants of security or the obligations thereunder; and

WHEREAS, the Administrative Agent and the Lenders have required, as a condition, among others, to the effectiveness of the Credit Agreement and the other Loan Documents, that each Grantor execute and deliver this Security Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

CH1 9055408v.6

ARTICLE 1

DEFINITIONS

1.1.    Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
1.2.    Terms Defined in New York UCC. Terms defined in the New York UCC which are not otherwise defined in this Security Agreement are used herein as defined in the New York UCC.
1.3.    Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:
“1998 Restricted Subsidiary” means, as of any date of determination, each Person constituting a “Restricted Subsidiary” under (and as defined in) either the 1998 Senior Note Indenture or the 2006 Senior Note Indenture as of such date.
“1998 Restricted Grantor” means, as of any date of determination, the Company and each Grantor constituting a 1998 Restricted Subsidiary.
“1998 Restricted Collateral” means, as of any date determination, (i) any real property (including buildings and other improvements) of any 1998 Restricted Grantor constituting a “Principal Property” under (and as defined in) the 1998 Senior Note Indenture as of such date, (ii) the Capital Stock of any 1998 Restricted Subsidiary held by any 1998 Restricted Grantor and (iii) any indebtedness of any 1998 Restricted Subsidiary held by any 1998 Restricted Grantor.
“Accounts” shall have the meaning set forth in Article 9 of the New York UCC.
“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.
“Chattel Paper” shall have the meaning set forth in Article 9 of the New York UCC.
“Collateral” means all Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, letters of credit, Letter-of-Credit Rights, Licenses, Patents, Pledged Deposits, Supporting Obligations, Trademarks, Pledged Equity and Other Collateral, wherever located, in which any Grantor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto. Notwithstanding anything to the contrary contained in this definition, Collateral shall not include (i) contractual rights to the extent and for so long as the grant of a security interest herein would violate the terms of the agreement under which such contractual rights arise or exist to the extent such prohibition is enforceable under applicable law, (ii) rights under governmental licenses and authorizations to the extent and for so long as the grant of a security interest therein is prohibited by law and (iii) any intent-to-use trademark or service mark application prior to the filing of a statement of use or amendment to allege use, or any other intellectual property, to the extent that applicable law or regulation prohibits the creation of a security interest or would otherwise result in the loss of rights from the creation of such security interest or from the assignment of such rights upon the occurrence and continuance of a Default.
“Commercial Tort Claims” means the commercial tort claims, as defined in the New York UCC, of any Grantor, including each commercial tort claim specifically described in Exhibit E.
“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the New York UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.
“Default” means an event described in Section 5.1 hereof.
“Deposit Accounts” shall have the meaning set forth in Article 9 of the New York UCC.
“Documents” shall have the meaning set forth in Article 9 of the New York UCC.
“Equipment” shall have the meaning set forth in Article 9 of the New York UCC.
“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.
“Fixtures” shall have the meaning set forth in Article 9 of the New York UCC.
“General Intangibles” shall have the meaning set forth in Article 9 of the New York UCC and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or intellectual property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Property, negotiable Collateral, and oil, gas, or other minerals before extraction.
“Goods” shall have the meaning set forth in Article 9 of the New York UCC.
“Instruments” shall have the meaning set forth in Article 9 of the New York UCC.
“Intellectual Property” means (i) United States of America and foreign trademark registrations, and applications for trademark registration, (ii) United States of America and foreign patents and patents applications, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof and (iii) United States of America and foreign copyright registrations and applications for registration.
“Inventory” shall have the meaning set forth in Article 9 of the New York UCC.
“Investment Property” shall have the meaning set forth in Article 9 of the New York UCC.
“Letter of Credit Rights” shall have the meaning set forth in Article 9 of the New York UCC.“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“New York UCC” means the New York Uniform Commercial Code as in effect from time to time.
“Other Collateral” means any property of the Grantors, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Licenses, Patents, Pledged Deposits, Supporting Obligations, Trademarks and Pledged Equity, including, without limitation, all cash on hand, letters of credit, Stock Rights or any other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all personal property of the Grantors, subject to the limitations contained in Article II of this Security Agreement.
“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all licenses of the foregoing whether as licensee or licensor; (e) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (f) all rights to sue for past, present, and future infringements thereof; and (g) all rights corresponding to any of the foregoing throughout the world.
“Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which a Grantor may from time to time designate as pledged to the Administrative Agent or to any Holder of Secured Obligations as security for any Guaranteed Obligation, and all rights to receive interest on said deposits.
“Pledged Equity” means, with respect to any Grantor, the shares of Capital Stock of each issuer identified in Exhibit C under the name of such Grantor and all other shares of Capital Stock of whatever class of each such issuer, now or hereafter owned by such Grantor, and all certificates or Instruments evidencing the same, and shall include, without limitation, the Applicable Pledge Percentage of the Capital Stock of each Pledge Subsidiary of such Grantor.
“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.
“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.
“Security” has the meaning set forth in Article 8 of the New York UCC.
“Stock Rights” means any securities, dividends, Instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such securities.
“Supporting Obligation” shall have the meaning set forth in Article 9 of the New York UCC.
“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
ARTICLE II

GRANT OF SECURITY INTEREST
2.1.    Grantor Pledge; Reaffirmation of Pledge. Each of the Grantors hereby pledges, assigns and grants to the Administrative Agent, for the ratable benefit of the Holders of Secured Obligations, a security interest in all of such Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations. Without limiting the foregoing, each Initial Grantor reaffirms the assignments, pledges and grants of any and all security interests made under the Existing Security Agreement and agrees that such assignments, pledges and security interests (including, without limitation, any filings made in connection therewith) remain in full force and effect and are hereby ratified, reaffirmed and confirmed in order to secure the prompt and complete payment and performance of the Secured Obligations, with the same force, effect and priority in effect both immediately prior to and after entering into this Agreement. Each Grantor acknowledges and agrees with the Administrative Agent that the Existing Security Agreement is hereby amended and restated in its entirety pursuant to the terms hereof; provided, that this Security Agreement is in no way intended to constitute a novation of any obligations owed by the Grantors to the Administrative Agent or any other Holders of Secured Obligations under the Existing Security Agreement, all of which are hereby reaffirmed, ratified and confirmed.
2.2.    Limitations.
2.2.1    Applicable Pledge Percentage. Notwithstanding anything to the contrary in this Article II, the Collateral shall not include the Capital Stock of any Subsidiary exceeding the Applicable Pledge Percentage with respect thereto.
2.2.2    Joint Ventures. Notwithstanding anything to the contrary in this Article II, the Collateral shall not include the Capital Stock of any Joint Venture to the extent the organizational documents of such Joint Venture do not permit the applicable Grantor to pledge the Capital Stock of such Joint Venture as security for the Secured Obligations (or require the consent of another Venturer therefor).
2.2.3    1998 Senior Note Indenture.
(i)    Notwithstanding anything to the contrary in this Article II, the aggregate principal amount of the Secured Obligations secured by Liens on 1998 Restricted Collateral granted pursuant to this Security Agreement and the other Loan Documents shall not exceed 15% of Consolidated Net Tangible Assets under (and as defined in) the 1998 Senior Note Indenture at any time or, if greater, the maximum principal amount of Secured Obligations that may be secured by Liens on 1998 Restricted Collateral under the terms of all Senior Note Indentures then in effect (it being understood that the principal amount of the Secured Obligations secured by Liens on Collateral other than the 1998 Restricted Collateral granted pursuant to this Security Agreement and the other Loan Documents shall not be limited by this Section 2.2.3).
(ii)    It is further understood and agreed that the limitation on the amount of the Secured Obligations secured by Liens on 1998 Restricted Collateral set forth in the foregoing paragraph (i) applies to all Liens granted pursuant to this Security Agreement and each of the other Loan Documents in such a manner that at no time shall the Administrative Agent be entitled to realize proceeds of such Liens in excess of such amount, but that the Administrative Agent shall be entitled to enforce such security interests pursuant to this Security Agreement and the other Loan Documents on any an all “Collateral” (as defined in the Credit Agreement) in any manner or order of its choosing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement in substantially the form of Annex I represents and warrants (after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement), that:
3.1.    Title, Authorization, Validity and Enforceability. Each such Grantor has good and valid rights in or the power to transfer (and with respect to intellectual property rights, grant a security interest in) the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.6 hereof, and has full corporate, limited liability company or partnership, as applicable, power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. The execution and delivery by each such Grantor of this Security Agreement has been duly authorized by proper corporate, limited liability company or partnership, as applicable, proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of each such Grantor and creates a security interest which is enforceable against each such Grantor in all Collateral it now owns or hereafter acquires, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing. When financing statements have been filed in the appropriate offices against each Grantor in the locations listed on Exhibit D, and filings made in the appropriate filing offices for intellectual property, the Administrative Agent will have a fully perfected first priority security interest in the Collateral owned by such Grantor in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1.6 hereof.
3.2.    Conflicting Laws and Contracts. Neither the execution and delivery by each Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor, or (ii) such Grantor’s charter, by-laws or other organizational or constitutional documents, or (iii) the provisions of any indenture, instrument or agreement to which such Grantor is a party or is subject, or by which it, or its property may be bound or affected, or conflict with or constitute a default thereunder, or result in or require the creation or imposition of any Lien in, of or on the property of such Grantor pursuant to the terms of any such indenture, instrument or agreement (other than any Lien permitted under Section 7.3(F) of the Credit Agreement), except for any such violation as would not reasonably be expected to have a Material Adverse Effect.
3.3.    Principal Location. Each Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit A; such Grantor has no other places of business except those set forth in Exhibit A.
3.4.    Property Locations. The Inventory, Equipment and Fixtures of each Grantor are located solely at the locations of such Grantor described in Exhibit A or are in transit to or from such locations (except Inventory having an aggregate value for all Grantors not exceeding $15,000,000), which locations are owned by such Grantor except for locations (i) which are leased by such Grantor as lessee and designated in Part B of Exhibit A or (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment by such Grantor as designated in Part C of Exhibit A.
3.5.    No Other Names. Within the five-year period ending as of the date such Person becomes a Grantor hereunder, such Grantor has not conducted business under any name, changed its jurisdiction of formation, merged with or into or consolidated with any other Person, except as disclosed in Exhibit “A”; provided that with respect to any Grantor party to this Security Agreement as of the Restatement Effective Date, such period shall be a five-year period ending on the Restatement Effective Date. The name in which such Grantor has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the date such Person becomes a Grantor hereunder.
3.6.    Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper owned by each Grantor are and will be correctly stated in all material respects in all records of such Grantor relating thereto and in all invoices and reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that, to the best of such Grantor’s knowledge, such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.
3.7.    Filing Requirements. None of the Equipment owned by such Grantor is covered by any certificate of title required to be delivered pursuant to Section 4.3.3, except for the vehicles described in Part A of Exhibit B. None of the Collateral owned by such Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except (i) aircraft and any aircraft/engines, ships, railcars and other vehicles governed by federal statute described in Part B of Exhibit B and (ii) the patents, trademarks and copyrights held by such Grantor and described in Part C of Exhibit B.
3.8.    No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming any Grantor as debtor has been filed in any jurisdiction except financing statements (i) naming the Administrative Agent on behalf of the Holders of Secured Obligations as the secured party, and (ii) in respect of Liens permitted by Section 7.3(F) of the Credit Agreement; provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 7.3(F) of the Credit Agreement.
3.9.    Federal Employer Identification Number; Jurisdiction of Organization Number; Jurisdiction of Organization. Each Grantor’s federal employer identification number is, and if such Grantor is a registered organization, such Grantor’s jurisdiction of organization, type of organization and jurisdiction of organization identification number is listed on Exhibit A.
3.10.    Pledged Securities and Other Investment Property. Exhibit C sets forth a complete and accurate list of the Pledged Equity, and to the extent the same has a value in excess of $5,000,000 in the aggregate, Instruments, Securities and other Investment Property (to the extent the same do not constitute Cash Equivalent Investments) delivered to the Administrative Agent. Each Grantor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed on Exhibit C as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Holders of Secured Obligations hereunder or as permitted by Section 7.3(F) of the Credit Agreement. Each Grantor further represents and warrants that (i) all Pledged Equity which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Pledged Equity) duly and validly issued, are fully paid and non-assessable and constitute the percentage of the issued and outstanding shares of stock (or other equity interests) of the respective issuers thereof indicated on Exhibit C hereto and (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible.
3.11.    Commercial Tort Claims. Exhibit E sets forth a complete and accurate list of all Commercial Torts Claims of the Grantors.
3.12.    Intellectual Property.
3.12.1    Exhibit B contains a complete and accurate listing as of the Restatement Effective Date of the following: (i) Intellectual Property, (ii) foreign industrial design registrations and industrial design applications, and (iii) the names of any Person who has been granted rights in respect thereof outside of the ordinary course of business.
3.12.2    Such intellectual property is valid, subsisting, unexpired (where registered) and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part, except as could not be reasonably expected to result in a Material Adverse Effect.

3.12.3    Except as set forth on Exhibit B, no Person other than the respective Grantor has any right or interest of any kind or nature in or to the Intellectual Property, including any right to sell, license, lease, transfer, distribute, use or otherwise exploit the Intellectual Property or any portion thereof outside of the ordinary course of the respective Grantor’s business. Except as set forth on Exhibit B, each Grantor has good, marketable and exclusive title to, and the valid and enforceable power and right to sell, license, transfer, distribute, use and otherwise exploit, its Intellectual Property.
3.12.4    Each Grantor has taken or caused to be taken steps so that none of its intellectual property, the value of which to the Grantors are contingent upon maintenance of the confidentiality thereof, have been disclosed by such Grantor to any Person other than employees, contractors, customers, representatives and agents of the Grantors who are parties to customary confidentiality and nondisclosure agreements with the Grantors.
3.12.5    To each Grantor’s knowledge, no Person has violated, infringed upon or breached, or is currently violating, infringing upon or breaching, any of the rights of the Grantors to the intellectual property or has breached or is breaching any duty or obligation owed to the Grantors in respect of the intellectual property except where those breaches, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.
3.12.6    No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Grantor or to which any Grantor is bound that adversely affects its rights to own or use any intellectual property except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.
3.12.7    No Grantor has received any written notice that remains outstanding challenging the validity, enforceability, or ownership of any intellectual property except where those challenges could not reasonably be expected to result in a Material Adverse Effect, and to such Grantor’s knowledge at the date hereof there are no facts upon which such a challenge could be made.
3.12.8    To each Grantor’s knowledge, such Grantor owns directly or is entitled to use, by license or otherwise, all intellectual property necessary for the conduct of such Grantor’s business.
3.12.9    Each Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all trademarks and has taken all commercially reasonable action necessary to insure that all licensees of the trademarks owned or licensed by such Grantor use such adequate standards of quality, except where the failure to use adequate standards of quality could not reasonably be expected to result in a Material Adverse Effect.
3.13.    The consummation of the transactions contemplated by the Loan Documents will not result in the termination or material impairment of any of the Intellectual Property.

ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each Grantor party hereto as of the date hereof agrees, and from and after the effective date of any Security Agreement Supplement in substantially the form of Annex I applicable to any Grantor (and after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each such subsequent Grantor agrees that:
4.1.    General.
4.1.1    Inspection. Each Grantor will permit the Administrative Agent or any Lender, by its representatives and agents, upon reasonable prior notice (i) to inspect its respective Collateral, (ii) to examine and make copies of the records of such Grantor relating to its respective Collateral and (iii) to discuss such Grantor’s respective Collateral and the related records of such Grantor with, and to be advised as to the same by, such Grantor’s officers and employees (and, in the case of any Receivable, after the occurrence and during the continuance of a Default, with any person or entity which is or may be obligated thereon), all at such reasonable times and intervals as the Administrative Agent or such Lender may determine; provided, that the Grantors shall pay all reasonable costs and expenses of one such inspection per year by the Administrative Agent and its representatives and agents (and any representatives and agents of the Lenders participating in such inspection); provided, further, that if a Default has occurred and is continuing, the Grantors shall pay all reasonable costs and expenses of all such inspections.
4.1.2    Taxes. Each Grantor will pay when due all taxes, assessments and governmental charges and levies upon the Collateral owned by such Grantor, as applicable, except (i) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP and with respect to which no Lien exists, and (ii) those as to which the failure to pay when due could not reasonably be expected to have a Material Adverse Effect.
4.1.3    Records and Reports; Notification. Each Grantor shall keep and maintain materially complete, accurate and proper books and records with respect to the Collateral owned by such Grantor and furnish to the Administrative Agent, with sufficient copies for each of the Lenders, such reports relating to its respective Collateral as the Administrative Agent shall from time to time reasonably request. Each Grantor will give prompt notice in writing to the Administrative Agent and the Lenders of any development, financial or otherwise, which might materially and adversely affect a material portion of its respective Collateral.
4.1.4    Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes the Administrative Agent to file, and if requested by the Administrative Agent will execute and deliver to the Administrative Agent, all financing statements describing the Collateral owned by such Grantor and other documents and take such other actions as may from time to time reasonably be requested by the Administrative Agent in order to maintain a first priority perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Liens permitted under Section 7.3(F) of the Credit Agreement; provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 7.3(F) of the Credit Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including, without limitation, describing, with respect to any Grantor’s financing statement, such property as “all assets” or “all assets of the Debtor, whether now owned or hereafter acquired or arising, wheresoever located, together with all proceeds thereof.” Each Grantor will take any and all actions reasonably necessary to defend title to the Collateral owned by such Grantor against all Persons and to defend the security interest of the Administrative Agent in such Collateral and the priority thereof against any Lien not expressly permitted hereunder or by the Credit Agreement.

4.1.5    Disposition of Collateral. No Grantor will sell, lease or otherwise dispose of the Collateral owned by such Grantor except dispositions specifically permitted pursuant to Section 7.3(C) of the Credit Agreement.
4.1.6    Liens. No Grantor will create, incur, or suffer to exist any Lien on the Collateral owned by such Grantor except Liens permitted pursuant to Section 7.3(F) of the Credit Agreement; provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 7.3(F) of the Credit Agreement.
4.1.7    Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each Grantor will:

(i)
except as otherwise permitted by Section 7.3(B) of the Credit Agreement, preserve its existence and corporate structure as in effect on the Restatement Effective Date, or, with respect to Grantors that become subject hereto pursuant to an Annex I hereto, the date of such Annex I hereto;

(ii)	not change its jurisdiction of organization;

(iii)	not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified on Exhibit A; and

(iv)
not (i) have any Inventory, Equipment or Fixtures or proceeds or products thereof having an aggregate value for all Grantors in excess of $15,000,000 (unless in transit) at a location other than a location specified in Exhibit A, (ii) change its name or taxpayer identification number or (iii) change its mailing address, unless, in each such case, such Grantor shall have given the Administrative Agent not less than fifteen (15) days’ prior written notice of such event or occurrence and the Administrative Agent shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (y) taken such steps (with the cooperation of such Grantor to the extent necessary or advisable) as are reasonably necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Agent’s security interest in the Collateral owned by such Grantor (including compliance with Section 4.3.2).
4.1.8    Other Financing Statements. No Grantor will suffer to exist or authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by such Grantor, except any financing statement authorized under Section 4.1.4 hereof or filed to perfect a Lien permitted under Section 7.3(F) of the Credit Agreement. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection herewith without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the New York UCC.
4.2.    Receivables.
4.2.1    Collection of Receivables. Except as otherwise provided in this Security Agreement, each Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by such Grantor in accordance with its present policies and in the ordinary course of business and as otherwise permitted under the Credit Agreement.
4.2.2    Delivery of Invoices. Each Grantor will deliver to the Administrative Agent immediately upon its request after the occurrence and during the continuance of a Default duplicate invoices with respect to each Account owned by such Grantor bearing such language of assignment as the Administrative Agent shall specify.

4.2.3    Disclosure of Receivables. Upon the reasonable request of the Administrative Agent, each Grantor shall deliver to the Administrative Agent copies of any periodic reports prepared with respect to Receivables in connection with any Permitted Receivables Financing.
4.3.    Inventory and Equipment.
4.3.1    Maintenance of Goods. Each Grantor will do all things reasonably necessary to maintain, preserve, protect and keep the Inventory and the Equipment owned by such Grantor in good repair, working order and saleable condition (ordinary wear and tear excepted) and make all reasonably necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
4.3.2    Bailment Agreements. With respect to any location of Inventory (other than locations holding Inventory having an aggregate value for all Grantors of less than $15,000,000) that is leased by such Grantor or at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment, such Grantor, at the Administrative Agent’s reasonable request, shall deliver landlord waivers, bailment agreements, warehouse receipts, financing statements or other documents reasonably satisfactory to the Administrative Agent to protect the Administrative Agent’s and the Holders of Secured Obligations’ security interest in such Inventory and provide the Administrative Agent with access to such Collateral upon the occurrence of a Default.
4.3.3    Titled Vehicles. Each Grantor will give the Administrative Agent notice of its ownership or acquisition of any vehicle covered by a certificate of title the book value of which, when taken together with all other vehicles covered by a certificate of title owned by any Grantor, exceeds $2,500,000 in the aggregate, and deliver to the Administrative Agent, upon reasonable request, the original of any vehicle title certificate and do all things necessary to have the security interest of the Administrative Agent noted on any such certificate to eliminate such excess.
4.4.    Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. Each Grantor will (i) deliver to the Administrative Agent immediately upon execution of this Security Agreement the originals of all Pledged Equity, and, to the extent the same has a value in excess of $5,000,000 in the aggregate, originals of all Chattel Paper, Securities and Instruments constituting Collateral (if any then exist and other than those constituting Cash Equivalent Investments), (ii) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any Pledged Equity, and, to the extent the same has a value in excess of $5,000,000 in the aggregate, originals of Chattel Paper, Securities and Instruments constituting Collateral (other than those constituting Cash Equivalent Investments), (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof) in excess of $5,000,000 in the aggregate, deliver to the Administrative Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Administrative Agent shall specify, and (iv) upon the Administrative Agent’s request, after the occurrence and during the continuance of a Default, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral.
4.5.    Uncertificated Securities and Certain Other Investment Property. Each Grantor will permit the Administrative Agent from time to time, after the occurrence and during the continuance of a Default, to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral owned by such Grantor to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. Each Grantor will use all commercially reasonable efforts, upon the request of the Administrative Agent upon the occurrence and during the continuance of a Default, with respect to Investment Property constituting Collateral owned by such Grantor held with a financial intermediary, to cause such financial intermediary to enter into a control agreement with the Administrative Agent in form and substance satisfactory to the Administrative Agent.

4.6.    Stock and Other Ownership Interests.
4.6.1    Changes in Capital Structure of Issuers. Except as permitted in the Credit Agreement, no Grantor will (i) permit or suffer any issuer of Pledged Equity owned by such Grantor to dissolve, liquidate, retire any of its Capital Stock, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Pledged Equity in favor of any of the foregoing, except to the extent permitted under the Credit Agreement.
4.6.2    Issuance of Additional Securities. No Grantor will permit or suffer (i) any issuer of Pledged Equity that is a Wholly-Owned Subsidiary of such Grantor to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to such Grantor or (ii) any issuer of Pledged Equity that is not a Wholly-Owned Subsidiary of such Grantor to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings unless such issuance is made or offered to each holder of such securities based on their proportionate holdings thereof.
4.6.3    Registration of Pledged Securities and other Investment Property. Each Grantor will permit any registerable Collateral owned by such Grantor to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Lenders following the occurrence and during the continuance of a Default and without any further consent of such Grantor.
4.6.4    Exercise of Rights in Pledged Securities and other Investment Property. Each Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and continuance of a Default, without notice, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral owned by such Grantor or any part thereof, and to receive all dividends and interest in respect of such Collateral. Unless and until a Default shall have occurred and be continuing, (i) each Grantor shall be entitled to exercise all voting and other consensual rights pertaining to the Collateral for any purpose that does not violate the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that no Grantor will be entitled to exercise any such right if the result thereof could materially and adversely affect the rights and remedies of the Administrative Agent or Holders of Secured Obligations under this Agreement or the Credit Agreement or any other Loan Document or the ability to exercise the same, and (ii) each Grantor shall be entitled to receive and retain all dividends or interest in respect of such Collateral to the extent and only to the extent that such dividends or interest are not prohibited by the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws, other than any dividends or interest resulting from a subdivision, combination or reclassification or received in exchange for Collateral, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets.
4.6.5    Interests in Limited Liability Companies and Limited Partnerships. Each Grantor agrees that no ownership interests in a limited liability company or a limited partnership which are included within the Collateral owned by such Grantor shall at any time constitute a Security under Article 8 of the UCC of the applicable jurisdiction.
4.7.    Deposit Accounts. Each Grantor will, after the occurrence and during the continuance of a Default and upon the Administrative Agent’s request, cause each bank or other financial institution in which it maintains (a) a Deposit Account to enter into a control agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent in order to give the Administrative Agent Control of the Deposit Account to the extent it does not already possess such Control or to further evidence such Control, or (b) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Administrative Agent hereunder and cause each such bank or other financial institution to acknowledge such notification in writing.
4.8.    Letter-of-Credit Rights. Each Grantor will, upon the Administrative Agent’s request, cause each issuer of a letter of credit to such Grantor that constitutes Collateral having a face value in excess of $5,000,000, to consent to the assignment of proceeds of the letter of credit in order to give the Administrative Agent Control of the letter-of-credit rights to such letter of credit.

4.9.    Intellectual Property. If, after the date hereof, any Grantor obtains rights to, or applies for or seeks registration of, any new patent, trademark or copyright in addition to the patents, trademarks and copyrights described in Part C of Exhibit B, which are all of such Grantor’s patents, trademarks and copyrights as of the Restatement Effective Date, then such Grantor shall give the Administrative Agent notice of such newly acquired or registered patent, trademark or copyright, as part of each compliance certificate provided to the Administrative Agent pursuant to the Credit Agreement. Each Grantor agrees promptly upon request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Security Agreement or any other document reasonably requested by the Administrative Agent to evidence a security interest in such intellectual property in a form appropriate for recording in the applicable federal office. Each Grantor also hereby authorizes the Administrative Agent to modify this Security Agreement unilaterally (i) by amending Part C of Exhibit B to include any future patents, trademarks and/or copyrights of which the Administrative Agent receives notification from such Grantor pursuant hereto and (ii) by recording, in addition to and not in substitution for this Security Agreement, a duplicate original of this Security Agreement containing in Part C of Exhibit B a description of such future patents, trademarks and/or copyrights..
4.10.    Commercial Tort Claims. If, after the date hereof, any Grantor identifies the existence of a commercial tort claim belonging to such Grantor having, individually or together with all other such Commercial Tort Claims, in such Grantor’s reasonable business judgment, a value in excess of $10,000,000, that has arisen in the course of such Grantor’s business in addition to the Commercial Tort Claims described in Exhibit E, which are all of such Grantor’s Commercial Tort Claims as of the Restatement Effective Date, then such Grantor shall give the Administrative Agent notice thereof not less frequently than quarterly. Each Grantor agrees promptly upon written request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Security Agreement or any other document reasonably requested by the Administrative Agent to evidence the grant of a security interest therein in favor of the Administrative Agent.
4.11.    Federal, State or Municipal Claims. After the occurrence and during the continuance of a Default, upon the Administrative Agent’s request, each Grantor will notify the Administrative Agent of any Collateral owned by such Grantor which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law. Furthermore, each Grantor will execute and deliver to the Administrative Agent such documents, agreements and instruments, and will take such further actions (including, without limitation, the taking of necessary actions under the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.)), which the Administrative Agent may, from time to time, reasonably request, to ensure perfection and priority of the Liens hereunder in respect of Accounts and General Intangibles owing by any government or instrumentality or agency thereof, all at the expense of the Borrower.
4.12.    No Interference. Each Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.
4.13.    Insurance. In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, each Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Grantor within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended.

ARTICLE V

DEFAULT

5.1.    Default. The occurrence of any “Default” under the Credit Agreement shall constitute a Default hereunder.
5.2.    Acceleration and Remedies. Upon the occurrence and during the continuance of a Default, the Administrative Agent may, with the concurrence or at the direction of the Required Lenders (or, if required pursuant to the terms of the Credit Agreement, with the concurrence or at the direction of each of the Lenders), exercise any or all of the following rights and remedies:
5.2.4    Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to the Administrative Agent and the Holders of Secured Obligations prior to a Default.
5.2.5    Those rights and remedies available to a secured party under the New York UCC or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.
5.2.6    Give notice of sole control or any other instruction under any deposit account control agreement or other control agreement with any securities intermediary (if any) and take any action therein with respect to such Collateral.
5.2.7    Without notice (except as specifically provided in Section 8.1 hereof or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises of elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable.
5.2.8    Concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Equity, to exchange certificates or instruments representing or evidencing Pledged Equity for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Equity as though the Administrative Agent was the outright owner thereof.
5.2.9    The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.
5.2.10    Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.
5.2.11    Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity and may be compelled to resort to one or more private sales thereof in accordance with Section 5.2.1 above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit any Grantor or the issuer of the Pledged Equity to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.
The Administrative Agent, on behalf of the Holders of Secured Obligations, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Notwithstanding the foregoing, neither the Administrative Agent nor the Holders of Secured Obligations shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order or (iii) effect a public sale of any of the Collateral.
5.3.    Grantors’ Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of a Default, each Grantor will:
5.3.1    Assembly of Collateral. Assemble and make available to the Administrative Agent its respective Collateral and all records relating thereto at any place or places specified by the Administrative Agent.
5.3.2    Administrative Agent Access. Permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of its respective Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral, or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy.
5.3.3    Take, or cause an issuer of Pledged Equity to take, any and all actions necessary to register or qualify the Pledged Equity to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Equity.
5.4.    License. The Administrative Agent is hereby granted a license or other right to use, exercisable only following the occurrence and during the continuance of a Default, without charge, each Grantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, such Grantor’s rights under all licenses and all franchise agreements shall inure to the Administrative Agent’s benefit. In addition, each Grantor hereby irrevocably agrees that the Administrative Agent may, following the occurrence and during the continuance of a Default, sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to such Grantor and any Inventory that is covered by any copyright owned by or licensed to such Grantor and the Administrative Agent may (but shall have no obligation to) finish any work in process and affix any trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Administrative Agent or any Holder of Secured Obligations to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of (a) the Required Lenders (or, if required pursuant to the terms of the Credit Agreement, with the concurrence or at the direction of Required Revolving Lenders or all of the Lenders) and (b) each Grantor, and then only to the extent in such writing specifically set forth; provided that the addition of any Subsidiary of the Company as a Grantor hereunder by execution of a Security Agreement Supplement in the form of Annex I (with such modifications as shall be acceptable to the Administrative Agent) shall not require receipt of any consent from or execution of any documentation by any other Grantor party hereto. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Holders of Secured Obligations until the Secured Obligations have been paid in full.
ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES
7.1.    Lockboxes and Account Control Agreements. Upon request of the Administrative Agent, after the occurrence and during the continuance of a Default, each Grantor shall execute and deliver to the Administrative Agent irrevocable lockbox and account control agreements in the form provided by or otherwise acceptable to the Administrative Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox and applicable deposit account is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Administrative Agent.
7.2.    Collection of Receivables. The Administrative Agent may at any time after the occurrence and during the continuance of a Default, by giving each Grantor written notice, elect to require that the Receivables that constitute Collateral be paid directly to the Administrative Agent for the benefit of the Holders of Secured Obligations. In such event, each Grantor shall, and shall permit the Administrative Agent to, promptly notify the account debtors or obligors under the Receivables owned by such Grantor of the Administrative Agent’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Administrative Agent. Upon receipt of any such notice from the Administrative Agent, each Grantor shall thereafter hold in trust for the Administrative Agent, on behalf of the Holders of Secured Obligations, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Administrative Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Administrative Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4 hereof.
7.3.    Special Collateral Account. The Administrative Agent may require, after the occurrence and during the continuance of a Default, all cash proceeds of such Grantor’s Collateral to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over said cash collateral account. If no Default has occurred or is continuing, the Administrative Agent shall from time to time deposit the collected balances in said cash collateral account into the applicable Grantor’s general operating account with the Administrative Agent. If any Default has occurred and is continuing, the Administrative Agent may (and shall, at the direction of the Required Lenders), from time to time, apply the collected balances in said cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.
7.4.    Application of Proceeds. The proceeds of the Collateral shall be applied by the Administrative Agent to payment of the Secured Obligations in accordance with Section 12.4 of the Credit Agreement.
ARTICLE VIII

GENERAL PROVISIONS

8.1.    Notice of Disposition of Collateral; Condition of Collateral. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Company, as designee for the other Grantors, addressed as set forth in Article IX, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any other Holder of Secured Obligations arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such other Holder of Secured Obligations as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Holder of Secured Obligations, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
8.2.    Limitation on Administrative Agent’s and other Holders of Secured Obligations' Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Holder of Secured Obligations shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Holder of Secured Obligations shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Holder of Secured Obligations, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3.    Compromises and Collection of Collateral. Each Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.
8.4.    Administrative Agent Performance of Grantors’ Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and such Grantor shall reimburse the Administrative Agent for any reasonable amounts paid by the Administrative Agent pursuant to this Section 8.3. Each Grantor’s obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable within ten (10) days after demand.
8.5.    Authorization for Administrative Agent to Take Certain Action; Proxy.
8.5.1    Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems reasonably necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral owned by such Grantor and which are Securities or, after the occurrence and during the continuance of a Default, with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Administrative Agent Control over such Securities or other Investment Property, (v) to enforce payment of the Instruments, Accounts and Receivables in the name of the Administrative Agent or such Grantor, (vi) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Article VII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Loan Document), and each Grantor agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent in connection therewith; provided that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreement. The Administrative Agent agrees not to exercise the powers of attorney granted pursuant to the foregoing clauses (iv) and (v) unless a Default has occurred and is continuing.
8.5.2    EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS THE PROXY AND ATTORNEY IN FACT OF SUCH GRANTOR WITH RESPECT TO THE COLLATERAL OWNED BY SUCH GRANTOR, INCLUDING THE RIGHT TO VOTE ANY INSTRUMENTS, SECURITIES OR OTHER INVESTMENT PROPERTY CONSTITUTING COLLATERAL IN ACCORDANCE WITH THE TERMS HEREOF, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH COLLATERAL AFTER A DEFAULT, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH

PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH COLLATERAL OR ANY OFFICER OR THE ADMINISTRATIVE AGENT THEREOF), UPON THE OCCURRENCE OF A DEFAULT. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS SECURITY AGREEMENT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.12. THE ADMINISTRATIVE AGENT AGREES NOT TO EXERCISE THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 8.5.2 UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING.
8.6.    Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.4 or 5.3 or in Article VII hereof will cause irreparable injury to the Administrative Agent and the Holders of Secured Obligations, that the Administrative Agent and Holders of Secured Obligations have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Holders of Secured Obligations to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.6 shall be specifically enforceable against the Grantors.
8.7.    Use and Possession of Certain Premises. Upon the occurrence and during the continuance of a Default, the Administrative Agent shall be entitled to occupy and use any premises owned or leased by any Grantor where any of such Grantor’s Collateral or any records relating to such Grantor’s Collateral are located until the Secured Obligations are paid or such Grantor’s Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Grantor for such use and occupancy.
8.8.    Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of its respective Collateral except as set forth in Section 4.1.5 hereof and notwithstanding any course of dealing between such Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of such Grantor’s Collateral (except as set forth in Section 4.1.5 hereof) shall be binding upon the Administrative Agent or the Holders of Secured Obligations unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Lenders (or, if required pursuant to the terms of the Credit Agreement, with the consent or at the direction of each of the Lenders).
8.9.    Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
8.10.    Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Holders of Secured Obligations and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Holders of Secured Obligations hereunder.

8.11.    Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.
8.12.    Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. Each Grantor shall reimburse the Administrative Agent for any and all reasonable, documented out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all out-of-pocket costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.
8.13.    Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.
8.14.    Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid in cash and performed in full (or with respect to any outstanding Letters of Credit, collateralized in an amount and manner satisfactory to the Administrative Agent) (except for contingent indemnity obligations) and no commitments of the Administrative Agent or the Holders of Secured Obligations which would give rise to any Obligations are outstanding.
8.15.    Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings among the Grantors and the Administrative Agent relating to the Collateral.
8.16.    Governing Law; Jurisdiction; Waiver of Jury Trial.
8.16.1    THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
8.16.2    Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each Grantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Security Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.
8.16.3    Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or any other Loan Document in any court referred to in Section 8.14.2. Each Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
8.16.4    Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Article IX of this Security Agreement, and each of the Grantors hereby appoints the Company as its agent for service of process. Nothing in this Security Agreement or any other Loan Document will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law.
8.16.5    WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER GRANTOR HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER GRANTOR WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER GRANTORS HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
8.17.    Indemnity. Each Grantor hereby agrees, jointly with the other Grantors and severally, to indemnify the Administrative Agent and the Holders of Secured Obligations, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Holder of Secured Obligations is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the Holders of Secured Obligations, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement or any other Loan Document, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the Holders of Secured Obligations or any Grantor, and any claim for patent, trademark or copyright infringement) other than to the extent such liabilities, damages, penalties, suits, costs, and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of any such indemnified party.
8.18.    Severability. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.
8.19.    Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Security Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Security Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
ARTICLE IX

NOTICES
All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Section 14.1 of the Credit Agreement with respect to the Administrative Agent at its notice address therein and, with respect to any Grantor, in the care of the Company at the address of the Company set forth in the Credit Agreement, or such other address or telecopy number as such party may hereafter specify for such purpose in accordance with the provisions of Section 14.1 of the Credit Agreement.
ARTICLE X

THE ADMINISTRATIVE AGENT
JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Holders of Secured Obligations hereunder pursuant to Article XI of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Holders of Secured Obligations to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article XI. Any successor Administrative Agent appointed pursuant to Article XI of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each Grantor and the Administrative Agent have executed this Security Agreement as of the date first above written.

MERITOR, INC.

By:     /s/ Kevin Nowlan
Name: Kevin Nowlan
Title: Senior Vice President and
Chief Financial Officer

Signature Page to
Second Amended and Restated Pledge and Security Agreement

MERITOR MANAGEMENT CORP. MERITOR INTERNATIONAL HOLDINGS, LLC
ARVIN TECHNOLOGIES, INC.
ARVINMERITOR BRAKE HOLDINGS, LLC
ARVINMERITOR FILTERS HOLDING CO., LLC
ARVINMERITOR FILTERS OPERATING CO., LLC MERITOR HOLDINGS, LLC
ARVINMERITOR OE, LLC
ARVINMERITOR TECHNOLOGY, LLC
ARVINMERITOR, INC.
AVM, INC.
MAREMONT CORPORATION
MAREMONT EXHAUST PRODUCTS, INC.
MERITOR AFTERMARKET USA, LLC
MERITOR HEAVY VEHICLE BRAKING SYSTEMS (U.S.A.), LLC
MERITOR HEAVY VEHICLE SYSTEMS (SINGAPORE) PTE., LTD.
MERITOR HEAVY VEHICLE SYSTEMS (VENEZUELA), INC.
MERITOR HEAVY VEHICLE SYSTEMS, LLC
MERITOR, INC., a Nevada Corporation
MERITOR TECHNOLOGY, LLC
MERITOR TRANSMISSION CORPORATION

In each case:

By:    /s/ Carl D. Anderson, II
Name: Carl D. Anderson, II
Title: Vice President and Treasurer

Signature Page to
Second Amended and Restated Pledge and Security Agreement

Acknowledged and Agreed to as of the date first written above:

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent

By:     /s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director

Signature Page to
Second Amended and Restated Pledge and Security Agreement

ANNEX I TO PLEDGE AND SECURITY AGREEMENT
Reference is hereby made to the Second Amended and Restated Pledge and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of February 13, 2014 by and among Meritor, Inc. (formerly known as ArvinMeritor, Inc.) (the “Company”), and certain Subsidiaries of the Company which become parties to the Security Agreement from time to time, including, without limitation, those that become party thereto by executing a Security Agreement Supplement in substantially the form hereof (such Subsidiaries, including the undersigned, together with the Company, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), for the benefit of the Holders of Secured Obligations under the Credit Agreement. Each capitalized terms used herein and not defined herein shall have the meanings given to it in the Security Agreement.
By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [__________________________] [corporation] [partnership] [limited liability company] (the “New Grantor”) agrees to become, and does hereby become, a Grantor under the Security Agreement and agrees to be bound by such Security Agreement as if originally a party thereto. The New Grantor hereby collaterally assigns and pledges to the Administrative Agent for the benefit of the Holders of Secured Obligations, and grants to the Administrative Agent for the benefit of the Holder of Secured Obligations, a security interest in all of the New Grantor’s right, title and interest in and to the Collateral, whether now owned or hereafter acquired, to secure the prompt and complete payment and performance of the Secured Obligations, subject to the limitations set forth in Section 2.2 of the Security Agreement. For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of intellectual property rights owned by the New Grantor.
By its execution below, the New Grantor represents and warrants as to itself that all of the representations and warranties contained in the Security Agreement are true and correct in all respects as of the date hereof. The New Grantor represents and warrants that the supplements to the Exhibits to the Security Agreement attached hereto are true and correct in all respects and such supplements set forth all information required to be scheduled under the Security Agreement. The New Grantor shall take all steps necessary to perfect, in favor of the Administrative Agent, a first-priority security interest in and lien against the New Grantor’s Collateral, including, without limitation, delivering all certificated Pledged Equity to the Administrative Agent (and other Collateral required to be delivered under the Security Agreement), and taking all steps necessary to properly perfect the Administrative Agent’s interest in any uncertificated Pledged Equity.
IN WITNESS WHEREOF, [NAME OF NEW GRANTOR], a [__________________] [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Security Agreement as of this ___________ day of ____________, ____.
[NAME OF NEW GRANTOR]

By:__________________________
Title:_________________________

ANNEX I